UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

AEGERION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34921	22-2960116
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

One Main Street, Suite 800

Cambridge, MA 02142

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (617) 500-7867

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 9, 2015, Aegerion Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that the Company consummated its acquisition of certain assets and rights associated with the biological product metreleptin for injection (the “Product”), which is marketed as MYALEPT® in the United States, and the sourcing, manufacture and exploitation thereof, from Amylin Pharmaceuticals, LLC (the “Seller”) and AstraZeneca Pharmaceuticals LP, an affiliate of the Seller, and assumed certain liabilities pursuant to an asset purchase agreement dated November 5, 2014. This amendment to the Original Form 8-K is being filed for the purpose of satisfying the Company’s undertaking to file the financial statements and pro forma financial statements required by Item 9.01 of Form 8-K, and this amendment should be read in conjunction with the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited abbreviated financial statements of the Product as of December 31, 2014 and for the eleven months ended December 31, 2014, the notes related thereto and the related independent auditors’ report of KPMG LLP is filed as Exhibit 99.1 to this report and incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2014, unaudited pro forma combined consolidated balance sheet as of December 31, 2014 and the notes related thereto, are filed as Exhibit 99.2 to this report and incorporated herein by reference.

(d)	Exhibits

Exhibit 23.1	Consent of KPMG LLP

Exhibit 99.1	Audited abbreviated financial statements of the Product

Exhibit 99.2	Unaudited pro forma combined consolidated financial statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2015

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Mark J. Fitzpatrick
Name:	Mark J. Fitzpatrick
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of KPMG LLP

99.1	Audited abbreviated financial statements of the Product

99.2	Unaudited pro forma combined consolidated financial statements